Exhibit 10.16

GLOBE SPECIALTY METALS, INC.

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

RESTRICTED STOCK UNIT GRANT AGREEMENT

This Restricted Stock Unit Grant Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Globe Specialty Metals, Inc., a Delaware corporation (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”). This Agreement together with the Plan constitutes the entire agreement of the parties and supersedes all prior undertakings and agreements with respect to the subject matter hereof.

Participant:

Address:

Total RSUs:

Date of Grant

RSUs Vested at Grant:

Vesting:	,

provided that Participant is then a director of the Company.

1. Grant of RSUs. The Company hereby grants to Participant the total number of restricted stock units set forth above as Total RSUs pursuant to the Stock Plan (the “Subject RSUs”), subject to all of the terms and conditions of this Agreement and the applicable provisions of the Plan. Each RSU shall represent the right to receive one share of the Common Stock, $0.0001 par value, of the Company.

2. Restrictions on Transfer of RSUs. The Subject RSUs shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of the Subject RSUs, or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon such rights and privileges, Participant shall forfeit his/her right to the Subject RSUs.

3. Rights as a RSU Holder. The Subject RSUs are not shares of the capital stock of the Company and do not entitle Participant to any rights of a stockholder. Participant shall not be entitled to vote or to receive dividend equivalent payments with respect to the Subject RSUs.

4. Timing of Issuance of Stock. Shares of Company Common Stock shall be issued with respect to the Subject RSUs promptly following vesting. The Company shall not settle the Subject RSUs by transferring cash or other assets.

5. Other Terms. The Subject RSUs are expressly subject to the terms of the Plan, which terms are expressly incorporated herein by reference.

6. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

7. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

8. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

10. Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Subject RSUs subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon the vesting or disposition of the Shares of Company Common Stock and that Participant should consult a tax adviser prior to such vesting or disposition.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Participant has executed this Agreement this     day of                 , but effective as of the Date of Grant.

GLOBE SPECIALTY METALS, INC.

By:
Its:

PARTICIPANT

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